AMENDMENT TO EMPLOYMENT AGREEMENT     Exhibit No. 10.1

     THIS AMENDMENT of the Employment Agreement dated January 14, 1994 and the February 13, 1996 change of control amendment, by and between Miami Subs Corporation, a Florida corporation (the "Company") and Thomas J. Russo (the "Executive") is made as of June 26, 1996, and

     WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company under the terms of the Employment Agreement by and between them dated January 14, 1994, as amended February 13, 1994, and as amended herein, and

     WHEREAS, the Compensation Committee and the Board of Directors of the Company has on June 26, 1996 approved this amendment to Executive's Employment Agreement.

     NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

     1. Section 1.1 of the January 14, 1994 Employment Agreement is hereby amended by deleting the phrase at Line 4 "within 135 days" and adding "on or before June 26, 1996", and adding the following sentence at the end of Section 1.1: "this Employment Agreement shall therefore terminate, without any further renewal provisions, on January 20, 2000."

     2. Section 1.4(a) of the January 14, 1994 Employment Agreement is deleted in its entirety; and Section 1.3(a) is amended to reflect that Mr.
Russo's current annual base salary ("base salary") is $280,000; and further, the second sentence of the February 13, 1996 Change of Control Amendment is further amended to clarify the original intent of the parties in the January 14, 1994 Employment Agreement by deleting the phrase, at Section 1(b) on page 2 of the February 13, 1996 Amendment "your bonuses, if any, for the three most recently-ended fiscal years prior to the Change of Control", and adding the phrase, "three (3) times your maximum bonus potential, which is deemed to be in the amount equal to an amount three (3) times your then current Base Salary".

     3. Section 1.4(g) of the January 14, 1994 Employment Agreement is hereby amended at Line 3 by deleting the phrase "5 years" and adding the phrase "10 years", and by adding at Line 3 after the word "grant," the following, "or January 20, 2004,".

     Other than as set out above and in the Change of Control Agreement dated February 13, 1996, (which Agreement amended the Employment Agreement by deleting Section 3 of the Employment Agreement in its entirety and by adding the February 13, 1996 Agreement in its place), the Employment Agreement, consisting of the January 14, 1994 Employment Agreement, the February 13, 1996 Amendment, and this Amendment dated June 26, 1996, (collectively, the
Employment Agreement), is hereby ratified and affirmed and represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all previous understandings, written or oral.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                                  Miami  Subs  Corporation,
                                                  a  Florida  corporation



                                                  By:
                                                      FRANK  M.  PUTHOFF
                                                      Vice  President






                                                      THOMAS  J.  RUSSO
                                                      Executive